UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 4, 2006
(Date of Earliest Event Reported)

CENTURION GOLD HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Florida	000-49810	65-1129207
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

12 Main Reef Road, Primrose, South Africa 1401
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +27(11)873-5315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 4, 2006, Centurion Gold Holdings, Inc. (the "Company") entered into an agreement with Laurus Master Fund, Ltd. (the "Amendment Agreement") for the purposes of amending certain terms of the Secured Convertible Term Note dated September 23, 2004 in the aggregate principal amount of $3,000,000 (the "Note"). The Amendment Agreement provides that the conversion price with respect to $200,000 of the Note be changed from 75% of the five lowest closing prices of the Common Stock during the 22 trading days prior to the date of conversion to 75% of the five lowest closing prices of the Common Stock during the ten (10) trading days prior to the date of conversion, subject to a limitation that the conversion price may not be less than $0.015 per share. The balance of the Note (other than the $200,000) shall remain convertible at a fixed price of $0.30 per share.

FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the companies, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the companies disclaim any obligation to update any forward-looking statements. In addition, the companies disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01 Financial Statements and Exhibits.

(a) None
(b) None

	Exhibit Number	Description

(c)	99.1	Agreement with Laurus Master Fund, Ltd. dated December 4, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

CENTURION GOLD HOLDINGS, INC.

December 14, 2006	By:	/s/ Arthur Johnson
Arthur Johnson President and Chief Executive Officer